UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2004

eUniverse, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26355	06-1556248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Center Drive, Suite #300 Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 215-1001

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

99.1	Press release dated January 7, 2004.

Item 12. Results of Operations and Financial Condition

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is a copy of the press release issued on January 7, 2004 that contains an open letter to eUniverse, Inc. stockholders from Jeffrey Edell, Chairman of the eUniverse, Inc. Board of Directors. The press release contains a statement regarding expectations about net income for the quarter ended December 31, 2003.

The information contained in this Item 12, including the information contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2004	EUNIVERSE, INC.

	By:	/s/ THOMAS J. FLAHIE

Thomas J. Flahie Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated January 7, 2004.